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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 22, 2000


                            TCF Financial Corporation
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                  (State or other jurisdiction of incorporation)


        001-10253                                        41-591444
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(Commission File Number)                      (IRS Employer Identification No.)


     801 Marquette Avenue, Mail Code 100-01-A, Minneapolis, Minnesota 55402
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                    (Address of principal executive offices)


         (612) 661-6500
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(Registrant's Telephone Number)


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Item 5.          OTHER EVENTS

As previously disclosed, on March 8, 2000 the Corporation's Board of Directors authorized a share repurchase program for up to 4,069,780 shares, or 5% percent of the Corporation's outstanding common stock. The repurchase of common stock may be made, from time to time, on the open market or in privately negotiated transactions.

In conjunction with the foregoing, the Corporation has entered into an agreement with a third party that provides the Corporation with an option to purchase up to $50 million of the Corporation's common stock. The forward transactions can be settled from time to time, at the Corporation's election, on a physical, net cash or net share basis. In the case of net cash or net share settlement, the amount at which these forward purchases can be settled depends principally upon the future market price of the Corporation's common stock as compared with the forward purchase price per share and the number of shares to be settled. The final maturity date of the agreement is June 24, 2002.


Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits

               None


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 22, 2000

                                     TCF FINANCIAL CORPORATION



                                     By    /s/      Neil W. Brown
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                                           Neil W. Brown

                                     Its   Executive Vice President,
                                           Chief Financial Officer and Treasurer